UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1200 Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2007, Camden Learning Corporation (the “Company”) consummated the initial public offering (the “IPO”) of 6,250,000 units (the “IPO Units”), each unit (the “Unit”) consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-143098) (the “Registration Statement”). In connection with the IPO, the Company entered into various written agreements, including an underwriting agreement, investment management trust agreement, securities escrow agreement, registration rights agreement and warrant agreement. The purpose of this Current Report on Form 8-K is to file such agreements, as executed in connection with the IPO.

Underwriting Agreement

On November 29, 2007, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the IPO Units. A copy of the Underwriting Agreement, entered into by and between the Company and Morgan Joseph & Co. Inc. (“Morgan Joseph”), as representative of the underwriters (collectively, the “Underwriters”), is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

Pursuant to the terms of the Underwriting Agreement, the sale of the IPO Units occurred on December 5, 2007 at a purchase price of $7.44 (the offering price to the public of $8.00 per Unit minus the underwriters’ discount of $0.32 per Unit and deferred underwriters’ discount of $0.24 per Unit). A portion of the proceeds of the IPO and the Private Placement (as defined below) were placed into the Trust Account (as defined below) and shall be released to the Company upon the earlier of the consummation of a business combination (the “Business Combination”) or the Company’s liquidation, as described in the Registration Statement.

The Underwriting Agreement provided for an underwriters’ discount in an amount equal to 7% of the gross proceeds of the IPO. The Underwriters agreed that a portion of the underwriters’ discount would be deposited into the Trust Account and payable to the Underwriters upon the consummation of the Business Combination and then only with respect to those Units as to which the component Common Stock have not been redeemed in connection with the Business Combination.

The Company also granted the Underwriters a 45-day option to purchase up to an additional 937,500 Units from the Company on the same terms and at the same price as the 6,250,000 Units to cover over-allotments, if any. The Company has also sold to Morgan Joseph and / or its designees for $100.00 an option (the “Morgan Joseph Option”) to purchase up to 625,000 Units at an exercise price of $9.60 per Unit. A copy of the Morgan Joseph Option is attached as Exhibit 4.5 hereto and is incorporated by reference herein. The Units issuable upon exercise of the Option are identical to the IPO Units, except that the exercise price for the warrants included in these Units is $6.71 per share. The Morgan Joseph Option is exercisable commencing on the later of the consummation of a Business Combination or one year from the effective date of the IPO (the “Effective Date”). The Morgan Joseph Option contains certain transfer restrictions and anti-dilution provisions. In addition, the holder of the Morgan Joseph Option is entitled to demand and “piggyback” registration rights for periods of five and seven years, respectively, from the Effective Date.

In accordance with the Underwriting Agreement, Camden Learning, LLC (the “Private Placement Investor”) agreed to purchase from the Company an aggregate of 2,800,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Such Private Placement was consummated (pursuant to a subscription agreement) immediately prior to the Effective Date.

The Warrants underlying the Units are exercisable for the period commencing on the later of the completion of a Business Combination or November 29, 2008 and terminating on November 29, 2011. The Company may redeem the outstanding Warrants (including any warrants issued upon exercise of the Morgan Joseph Option), in whole and not in part, at a price of $0.01 per Warrant at any time after the Warrants become exercisable upon a minimum of 30 days’ prior written notice and if and only if the last closing sales price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30-day trading period ending three business days before the Company sends notice of redemption. The Private Placement Warrants may not be redeemed by the Company and may be exercised on a cashless basis so long as they are held by the initial holders thereof or their permitted transferee.

The Underwriting Agreement also includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Investment Management Trust Agreement

On November 29, 2007, the Company entered into an investment management trust agreement (the “Investment Management Trust Agreement”) with Continental Stock Transfer & Trust Company (“CST”) as trustee. A copy of the Investment Management Trust Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Investment Management Trust Agreement, a portion of the proceeds from the IPO and the Private Placement will be placed into a trust account (the “Trust Account”) at JP Morgan Chase Bank N.A. and maintained by CST as trustee. Of this amount, $1,500,000 represents the deferred underwriters’ discount, which amount shall be payable to the Underwriters upon the consummation of a Business Combination. The funds in the Trust Account will not be released until the earlier of the consummation of a Business Combination or the Company’s dissolution and liquidation; provided, however, the Company shall be permitted to draw the following amounts from the interest income earned on the Trust Account: (i) taxes payable on the interest income earned and (ii) up to $600,000 to fund the Company’s working capital requirements.

Holders of the Common Stock underlying the Units (the “Public Stockholders”) shall be entitled to receive funds from the Trust Account (including interest earned on such Public Stockholder’s pro rata portion of the Trust Account) in the event the Company dissolves and liquidates. Furthermore, Public Stockholders seeking to redeem their shares of Common Stock in connection with a Business Combination shall be entitled to receive $7.92 per share plus a pro rata portion of the interest income earned on the Trust Account (net of: (i) taxes payable on the interest income distributed to the Company and (ii) up to $600,000 of interest income distributed to the Company to fund its working capital requiremnts). In the event a Business Combination is consummated, all sums remaining in the Trust Account shall be released to the Company and there will be no restriction on the Company’s use of such funds.

Securities Escrow Agreement

On November 29, 2007, the Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with each of the initial stockholders (“Initial Stockholders”) and the Private Placement Investor (the “Initial Holders”) of the Company and CST as escrow agent. A copy of the Securities Escrow Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Pursuant to the Securities Escrow Agreement, the Initial Holders placed the shares of Common Stock it owned prior to the IPO (the “Insider Shares”) and Warrants it owned prior to the IPO (“Insider Warrants”) into an escrow account maintained by CST (the “Escrow Account”). Subject to limited exceptions, the Insider Shares and Insider Warrants shall not be transferable for certain respective periods (the “Escrow Period”). For the Insider Shares, the applicable Escrow Period will expire one year after the Company’s consummation of the initial Business Combination unless the Company consummates a transaction after the consummation of the initial Business Combination resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property, and for the Insider Warrants, the applicable Escrow Period will expire on the 90th day following the Company’s consummation of the initial Business Combination. During the Escrow Period, the initial stockholders shall retain all other rights as stockholders, including, without limitation, the right to vote their Common Stock and the right to receive cash dividends. In the event the Company declares a stock dividend, such dividend will be placed into the Escrow Account, as well. In the event the Company dissolves and liquidates, the Insider Shares and Insider Warrants will be cancelled.

Registration Rights Agreement

On November 29, 2007, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Stockholders and the Private Placement Investor. A copy of the Registration Rights Agreement is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Pursuant to the Registration Rights Agreement, a majority-in-interest of the Initial Stockholders shall be entitled to require the Company, on up to two occasions at any time after the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement, to register the Insider Shares. In addition, the Initial Stockholders shall have “piggyback” registration rights with respect to the Insider Shares commencing on the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement. Furthermore, the Private Placement Investor shall be entitled to require the Company, on up to two occasions at any time after the date on which the Insider Warrants are released from escrow pursuant to the Securities Escrow Agreement, to register the Insider Warrants. In addition, the Private Placement Investor shall have “piggyback” registration rights with respect to the Insider Warrants commencing on the date on which the Insider Warrants are released from escrow pursuant to the Securities Escrow Agreement. The Company shall bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

On November 29, 2007, the Company entered into a warrant agreement (the “Warrant Agreement”) with CST pursuant to which CST shall act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants underlying the IPO Units (the “Public Warrants”) , the Warrants underlying the Morgan Joseph Option (the “Morgan Joseph Warrants”) and the Private Placement Warrants (collectively with the Public Warrants and the Morgan Joseph Warrants, the “Company Warrants”). A copy of the Warrant Agreement is attached as Exhibit 4.4 hereto and is incorporated by reference herein.

The Warrant Agreement provides for, among other things, the form and provisions of the Company Warrants and the manner in which the Company Warrants may be exercised. The Warrant Agreement also contains certain transfer restrictions and anti-dilution provisions, the manner in which the Company Warrants may be redeemed and the registration rights related to Morgan Joseph’s Warrants and the Private Placement Warrants.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement, dated November 29, 2007, by and between Camden Learning Corporation and Morgan Joseph & Co. Inc., as representative of the underwriters

3.2	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 29, 2007

4.4	Warrant Agreement, dated November 29, 2007, by and between Camden Learning Corporation and Continental Stock Transfer & Trust Company

4.5	Form of Unit Purchase Option by and between Camden Learning Corporation and Morgan Joseph & Co. Inc.

10.2	Investment Management Trust Agreement, dated November 29, 2007, by and between Camden Learning Corporation and Continental Stock Transfer & Trust Company

10.3
Securities Escrow Agreement, dated November 29, 2007, by and among Camden Learning Corporation, the initial stockholders (including the Private Placement Investor) named therein and Continental Stock Transfer & Trust Company

10.4	Registration Rights Agreement, dated November 29, 2007, by and among Camden Learning Corporation and the investors named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2007	CAMDEN LEARNING CORPORATION

	By:	/s/ David L. Warnock
		Name:	David L. Warnock
		Title:	Chairman, President and Chief
Executive Officer